Exhibit 107.01

CALCULATION OF FILING FEE TABLE

Form S-1

(Form Type)

Odyssey Marine Exploration, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid:	Equity	Common Stock, par value $0.0001 per share (3)	457(o)

Fees to Be Paid:	Equity	Preferred Stock, par value $0.0001 per share	457(o)

Fees to Be Paid:	Other	Warrants (4)	457(o)

Fees to Be Paid:	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$50,000,000	0.0001531	$7,655.00

Total Offering Amounts:						$50,000,000		$7,655.00

Total Fee Offsets (5):								$7,655.00

Net Fee Due:								—

(1)

The amount to be registered consists of up to $50,000,000 of an indeterminate amount of common stock, preferred stock, and/or warrants. This registration statement also covers shares of common stock or other securities of the Registrant that may be issued upon exercise of warrants or conversion of preferred stock. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)

Includes such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of preferred stock registered hereby or upon exercise of warrants registered hereby, as the case may be.

(4)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby.

(5)	See Table 2, below.

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims:	Odyssey Marine Exploration, Inc.	S-3	333-261592	12/10/21		$7,380.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	$83,452,625.00

Fee Offset Sources:	Odyssey Marine Exploration, Inc.	S-3	333-261592		12/10/21						$9,270.00

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)

The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on December 10, 2021 (File No. 333-261592) (the “Prior Registration Statement”), that was declared effective on June 10, 2024, which registered the offer and sale of an aggregate of $100,000,000 of the Registrant’s securities. In connection with the Prior Registration Statement, the Registrant paid a filing fee of $9,270.00. Pursuant to a Prospectus Supplement, dated June 7, 2022, the Registrant issued and sold $16,547,375 of its securities under the Prior Registration Statement, leaving $7,736.06 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $7,380.00 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fees are due to be paid at this time. The offering of the unsold securities registered under the Prior Registration Statement has been terminated, and the Registrant intends to withdraw the Prior Registration Statement with respect to such unsold securities.